Exhibit 99.1

NYSE: MMP

Date:	July 25, 2023

Contact:	Investors:	Media:
	Paula Farrell	Bruce Heine
	(918) 574-7650	(918) 574-7010
	paula.farrell@magellanlp.com	bruce.heine@magellanlp.com

Magellan Midstream Announces Filing of Definitive Proxy Statement
in Connection with Pending ONEOK Transaction

Launches New Website, MaximizingValueforMMPunitholders.com,
Outlining Benefits of the Transaction and Tax Considerations for Magellan Unitholders

Urges Unitholders to Vote “FOR” the Pending Merger

TULSA, Okla. –Magellan Midstream Partners, L.P. (NYSE: MMP) (“Magellan”) today announced the filing of a definitive proxy statement with the U.S. Securities and Exchange Commission in connection with our pending merger with ONEOK, Inc. (NYSE: OKE) (“ONEOK”). Magellan also launched a website, MaximizingValueforMMPunitholders.com, which reviews the benefits of the merger, outlines certain tax considerations, provides voting instructions for unitholders and shares perspectives on the transaction from third parties.

The special meeting of unitholders will be held virtually on Sept. 21, 2023 at 10:00 a.m. Central. Magellan unitholders of record at the close of business on July 24, 2023 are entitled to vote at or in advance of the special meeting. The Magellan board of directors unanimously recommends that Magellan unitholders vote “FOR” the proposals related to Magellan's merger with ONEOK.

Magellan unitholders are encouraged to vote and submit proxies in advance of the special meeting and will have until 11:59 p.m. Eastern Time on Sept. 20, 2023 to do so. Unitholders will be receiving proxy cards or other instructions regarding how to vote on the transaction during the course of the next few days.

“Magellan Midstream Partners is proud of our long history of delivering industry-leading returns for our investors, exceptional services for our customers and rewarding careers for Magellan employees,” said Aaron Milford, Magellan’s chief executive officer. “We are confident that the pending merger with ONEOK is the best path forward for Magellan, and that the transaction is in the best interests of all MMP unitholders.”

Milford continued, “In order to receive full value for your units through the completion of the pending transaction, we are asking all Magellan unitholders to vote ‘FOR’ the merger-related proposals by following the instructions on the WHITE proxy card.”

Magellan’s #1 job is maximizing value for our unitholders. We believe this transaction does that and here’s why:

Combination captures full value for MMP units that is significantly greater than Magellan would expect to achieve on a standalone basis

●	0.667 shares of OKE + $25.00 cash per MMP unit, representing $67.50 or a 22% premium[1]

●	Premium reflects robust outlook for Magellan’s business not appreciated by the market

●	Cash portion of consideration provides immediate proceeds at fixed value (37% of total) [1]

●	Magellan unitholders to own ~23% of a stronger, more resilient combined company

Combined company will have stronger growth prospects, be more resilient and deliver greater value, including after considering taxes

●	Creates combined company with greater growth potential, asset diversity and scale, as well as $200-$400+ million of annual synergies expected

●	Mitigates risks associated with continuing to execute standalone plan

Attractive timing from a tax perspective as long-tenured unitholders are approaching a sharp increase in annual taxes owed

●	Transaction does not create new taxes except those resulting from the premium unitholders are receiving

●	Annual taxes owed by investors are estimated to increase by >100% for long-tenured holders to ~60% of distributions within a few years

As part of ONEOK, Magellan’s assets will continue to play an essential role in the daily lives of Americans for decades to come.

Competitive advantages of combined company

●	Diversified and complementary expertise and assets create greater growth opportunities, combining Magellan’s refined products and crude oil businesses with ONEOK’s NGL and natural gas focused businesses

●	Strong free cash flow and a commitment to capital returns and dividends

●	Significant opportunity for operational and commercial synergies

●	Platform for greater capital deployment at attractive returns

●	Enhanced resilience across industry cycles

●	S&P 500 Index inclusion, providing improved shareholder liquidity

●	Strong balance sheet and financial flexibility

[1]	Based on the closing OKE share and MMP unit prices on May 12, 2023, the final trading day prior to the announcement of the transaction

Risks if Magellan remains a standalone partnership

●	Maturity of core refined products business creates challenges to growing significant existing market position

●	Risk of energy transition impacting demand more than expected

●	Re-contracting / pricing risks around excess crude oil infrastructure capacity

●	Increasingly limited organic growth opportunities at acceptable risk adjusted returns

●	Challenges with diversifying through acquisitions at reasonable price points

●	Sector-leading capital discipline adds value but also lowers unitholder allocable depreciation and therefore increases unitholder taxes

●	Equity repurchases increase value per unit but also lead to higher income per unit, and thereby raise unitholder taxes

The Magellan board of directors unanimously recommends that Magellan unitholders vote “FOR” the proposals related to Magellan's merger with ONEOK, using the WHITE proxy card or WHITE voting instruction form.

Magellan unitholders who need assistance in completing the proxy card, need additional copies of the proxy materials or have questions regarding the upcoming special meeting should contact Magellan’s proxy solicitors:

Morrow Sodali, LLC	MacKenzie Partners, Inc.
Phone: (800) 662-5200 or (203) 658-9400	Phone: (800) 322-2885 or (212) 929-5500
Email: MMP@info.morrowsodali.com	Email: proxy@mackenziepartners.com

About Magellan Midstream Partners, L.P.

Magellan Midstream Partners, L.P. (NYSE: MMP) is a publicly traded partnership that primarily transports, stores and distributes refined petroleum products and crude oil. Magellan owns the longest refined petroleum products pipeline system in the country, with access to nearly 50% of the nation’s refining capacity, and can store more than 100 million barrels of petroleum products such as gasoline, diesel fuel and crude oil. More information is available at www.magellanlp.com.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that ONEOK or Magellan expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the proposed transaction between ONEOK and Magellan (the “Proposed Transaction”), the expected closing of the Proposed Transaction and the timing thereof and as adjusted descriptions of the post-transaction company and its operations, strategies and plans, integration, debt levels and leverage ratio, capital expenditures, cash flows and anticipated uses thereof, synergies, opportunities and anticipated future performance, including maintaining current ONEOK management, enhancements to investment-grade credit profile, an expected accretion to earnings and free cash flow, dividend payments and potential share repurchases, increase in value of tax attributes and expected impact on EBITDA. Information adjusted for the Proposed Transaction should not be considered a forecast of future results. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the risk that ONEOK’s and Magellan’s businesses will not be integrated successfully; the risk that cost savings, synergies and growth from the Proposed Transaction may not be fully realized or may take longer to realize than expected; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the possibility that shareholders of ONEOK may not approve the issuance of new shares of ONEOK common stock in the Proposed Transaction or that unitholders of Magellan may not approve the Proposed Transaction; the risk that a condition to closing of the Proposed Transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the Proposed Transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Proposed Transaction; the occurrence of any other event, change or other circumstances that could give rise to the termination of the merger agreement relating to the Proposed Transaction; the risk that ONEOK may not be able to secure the debt financing necessary to fund the cash consideration required for the Proposed Transaction; the risk that changes in ONEOK’s capital structure and governance could have adverse effects on the market value of its securities; the ability of ONEOK and Magellan to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on ONEOK’s and Magellan’s operating results and business generally; the risk the Proposed Transaction could distract management from ongoing business operations or cause ONEOK and/or Magellan to incur substantial costs; the risk of any litigation relating to the Proposed Transaction; the risk that ONEOK may be unable to reduce expenses or access financing or liquidity; the impact of the COVID-19 pandemic, any related economic downturn and any related substantial decline in commodity prices; the risk of changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond ONEOK’s or Magellan’s control, including those detailed in the joint proxy statement/prospectus (as defined below). All forward-looking statements are based on assumptions that ONEOK and Magellan believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and neither ONEOK nor Magellan undertakes any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Proposed Transaction, on July 25, 2023, ONEOK and Magellan each filed with the SEC a definitive joint proxy statement/prospectus (the “joint proxy statement/prospectus”), and each party will file other documents regarding the Proposed Transaction with the SEC. Each of ONEOK and Magellan commenced mailing copies of the joint proxy statement/prospectus to shareholders of ONEOK and unitholders of Magellan, respectively, on or about July 25, 2023. This communication is not a substitute for the joint proxy statement/prospectus or for any other document that ONEOK or Magellan has filed or may file in the future with the SEC in connection with the Proposed Transaction. INVESTORS AND SECURITY HOLDERS OF ONEOK AND MAGELLAN ARE URGED TO CAREFULLY AND THOROUGHLY READ THE JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO, AND OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED BY ONEOK AND MAGELLAN WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ONEOK AND MAGELLAN, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors can obtain free copies of the joint proxy statement/prospectus and other relevant documents filed by ONEOK and Magellan with the SEC through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by ONEOK, including the joint proxy statement/prospectus, are available free of charge from ONEOK’s website at www.oneok.com under the “Investors” tab. Copies of documents filed with the SEC by Magellan, including the joint proxy statement/prospectus, are available free of charge from Magellan’s website at www.magellanlp.com under the “Investors” tab.

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